UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):
December 26, 2012

USANA HEALTH SCIENCES, INC.

(Exact name of registrant as specified in its charter)

Utah

(State or other jurisdiction of incorporation)

0-21116	87-0500306
(Commission File No.)	(IRS Employer Identification
Number)

3838 West Parkway Boulevard
Salt Lake City, Utah 84120
(Address of principal executive offices, Zip Code)

Registrant’s telephone number, including area code: (801) 954-7100

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Introductory Note

On December 14, 2012, USANA Health Sciences, Inc. (the “Company”) filed a Current Report on Form 8-K to announce, among other things, the resignation of Roy Truett as Chief Operating Officer of the Company.  At the time of the Form 8-K filing, the Company and Mr. Truett had not yet agreed upon Mr. Truett’s separation compensation.  This amendment on Form 8-K/A is being filed to report that on December 21, 2012, the Company and Mr. Truett entered into two (2) agreements with regard to Mr. Truett’s separation compensation.  The disclosure concerning these agreements is set out below under Item 5.02 (e).

Item 5.02                   Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e)

In connection with Mr. Truett’s resignation, the Company and Mr. Truett entered into a Separation and Release of Claims Agreement dated December 21, 2012 (the “Separation Agreement”) and an Amendment to Confidentiality, Non-Disclosure and Non-Solicitation Agreement dated December 21, 2012 (the “Amended Agreement”).  Under the terms of these agreements, the Company and Mr. Truett have agreed, among other things, that Mr. Truett shall receive the following compensation, provided that he complies with the terms and conditions of each agreement:

•                  Separation pay equal to 50% percent of Mr. Truett’s base salary, less applicable withholding taxes, which will be paid bi-weekly for six months in connection with Mr. Truett’s non-competition covenants in the Amended Agreement. This separation payment will terminate in the event that the Company waives the non-competition covenants in favor of Mr. Truett;

•                  A lump sum payment of $206,000 as a severance payment;

•                  A lump sum payment of $190,000 in lieu of Mr. Truett’s cash bonus under the Company’s 2012 Executive Bonus Plan;

•                  Six months of continued medical and dental coverage, paid for by the Company, under COBRA; and

•                  An extension of certain outstanding stock-settled stock appreciation rights previously granted to Mr. Truett by the Company.

The Separation Agreement and Amended Agreement contain, among other things, customary  non-disclosure, non-solicitation, non-disparagement and non-competition provisions in favor of the Company.  In particular, the Amended Agreement prohibits Mr. Truett from competing against the Company for  a period of six (6) months.

The foregoing summary is qualified in its entirety by the terms and conditions of the Separation Agreement and the Amended Agreement, which are incorporated herein by reference.  A copy of the Separation Agreement is attached hereto as Exhibit 10.1 and the Amended Agreement is attached hereto as Exhibit 10.2.

Item 9.01              Financial Statements and Exhibits.

(d)         Exhibits

10.1                        Separation and Release of Claims Agreement dated as of December 21, 2012 (the “Separation Agreement”) by and between USANA Health Sciences, Inc. and Roy Truett.

10.2                        Amendment to Confidentiality, Non-Disclosure and Non-Solicitation Agreement dated as of December 21, 2012 by and between USANA Health Sciences, Inc. and Roy Truett.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

USANA HEALTH SCIENCES, INC.

By:	/s/ Paul A. Jones
Paul A. Jones, Chief Financial Officer

Date: December 26, 2012